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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF FTP SOFTWARE, INC.



                                                                JURISDICTION OF
NAME                                                             ORGANIZATION
----                                                             ------------

Campbell Services, Inc.                                          Michigan

FTP Software Asia, Inc.                                          Massachusetts

FTP Software (Asia Pacific) Pte Ltd                              Singapore

FTP Software Canada Ltd.                                         Alberta, Canada

FTP Software Export, Inc.                                        Bahamas

FTP Software Kabushiki Kaisha                                    Japan
(a/k/a FTP Software K.K.)

FTP Software GmbH                                                Germany

FTP Software Limited                                             U.K.

FTP Software Security Corp., Inc.                                Massachusetts

FTP Software Sweden AB                                           Sweden

FTP Software Worldwide, Inc.                                     Massachusetts

Firefox Communications Inc.                                      Delaware

Firefox (U.S.) Inc.                                              Delaware